Bank of America 4Q21 Financial Results January 19, 2022

2021 Financial Highlights 1 Represents a non-GAAP financial measure. For important presentation information about this measure, see slide 34. 2 Represents capital returned via common stock repurchases, net of repurchases to offset shares awarded under equity-based compensation plans, and dividend payments divided by net income available to common shareholders. 2 Return on Equity 12.2% Net Payout Ratio2 99% Return on Tangible Common Equity1 17.0% Shareholders’ Equity $270B • Record full year net income of $32.0B on revenue of $89.1B; diluted earnings per share of $3.57 • Balance sheet – Deposits increased $269B, or 15% YoY, to $2.1T – Loans and leases grew $51B, or 6% YoY, to $979B, and have nearly returned to pre-pandemic levels – CET1 capital of $172B and standardized CET1 ratio of 10.6% • Capital returned to shareholders – Repurchased $25.1B of common stock, including repurchases to offset shares awarded under equity-based compensation plans – Paid $6.6B in common dividends

Return to Pre-pandemic Organic Growth

	2021	vs. 2019
Net New Consumer Checking Accounts	901K	+64%
Average Consumer Checking Account Balance	$10.4K	+37%
New Consumer Investment Accounts	525K	+24%
Total Preferred Rewards Enrolled Clients[1]	9.3MM	+31%
Consumer and Small Business Digital Sales (units)	5.6MM	+45%
Total Erica Interactions	427MM	+476%
AUM Net Flows[2]	$73B	+173%
GWIM Net Loan Flows	$22B	+87%
GTS[3] FX[4]	Volume: 19MM Value: $277B	+86% +30%
CashPro® App Payment Approvals[4]	Volume: 8MM Value: $384B	+239% +140%
Commercial Committed Exposure	$1,131B	+6%
Investment Banking Fee Market Share[5]	6.4%	+35 bps
Global Markets Average Assets	$786B	+16%
Equities Sales & Trading Revenues (incl. DVA)	$6.4B	+43%

[1] As of November, 2021. Includes clients in Consumer, Small Business and Global Wealth and Investment Management (GWIM).
[2] AUM stands for Assets Under Management. Represents Consumer and GWIM AUM flows.
[3] GTS stands for Global Transaction Services.
[4] Volume represents number of transactions; value represents notional dollars.
[5] As per Dealogic data for the respective periods; includes self-led and asset-backed securities and mortgage-backed securities.

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9% 12% 28% 10% 18% 5% 17%Credit Debit ACH Wires P2P/P2B Cash Check 2021 Payment Transactions by Type vs 2019 Record Consumer Spend of $3.8T in 2021 Increased 24% vs. 2019 Note: Amounts may not total due to rounding. 1 Total payments include total credit card, debit card, ACH, wires, billpay, person-to-person (P2P), cash and checks. 2 Dollar volume. 3 Includes consumer and small business credit card portfolios in Consumer Banking and GWIM. 4 P2B stands for person-to-business. Credit and Debit Spend2,3 by Category vs 2019Payment Spend1,2 % Growth 4 2021 Payment Spend2 by Type 6% 21% 50% (24)% Credit/Debit ACH/Wire P2P/P2B Cash/Check Travel & Entertainment Gas Food Retail Services Jan- 21 Feb- 21 Mar- 21 Apr- 21 May- 21 Jun- 21 Jul- 21 Aug- 21 Sep- 21 Oct- 21 Nov- 21 Dec- 21 (50%) (25%) 0% 25% 50% Credit YTD (vs 2019) Debit YTD (vs 2019) Total Payments YTD (vs 2019) Total Payments YTD (vs 2020) Jan- 21 Feb- 21 Mar- 21 Apr- 21 May- 21 Jun- 21 Jul- 21 Aug- 21 Sep- 21 Oct- 21 Nov- 21 Dec- 21 0% 20% 40% (20%) % of Total 76% 10% 8% 6% $3.8T 79%4 4

Daily Loan and Lease Balance Trends ($B) 1 PPP stands for Paycheck Protection Program. 2 Excludes balances related to PPP (recorded in Commercial) of $4.7B, $8.4B, $15.7B, $21.1B, and $22.7B for 4Q21, 3Q21, 2Q21, 1Q21 and 4Q20, respectively. End of period total loans and leases were $979.1B, $927.7B, $918.9B, $903.1B, and $927.9B for 4Q21, 3Q21, 2Q21, 1Q21 and 4Q20, respectively. End of period Commercial loans and leases were $543.4B, $504.3B, $500.8B, $490.9B and $499.1B for 4Q21, 3Q21, 2Q21, 1Q21 and 4Q20, respectively. Excluding end of period PPP loan balances, total loans and leases were $974.4B and $919.4B for 4Q21 and 3Q21, and Commercial loan balances were $538.7B and $495.9B. Total loans and leases increased $51.4B, and excluding PPP loan balances, increased $55.1B, quarter-over-quarter. Total Commercial loans and leases increased $39.2B, and excluding PPP loan balances, increased $42.8B, quarter-over-quarter. 3 Credit card and residential mortgage only include balances recorded in Consumer Banking and GWIM. Loans and Leases in Business Segments ex. PPP2 Credit Card3 Residential Mortgage3 Total Loans and Leases ex. PPP1,2 5 12/31/19 12/31/21 $850 $900 $950 $1,000 $1,050 $1,100 12/31/19 12/31/21 $350 $400 $450 $500 $550 $600 12/31/19 12/31/21 $70 $80 $90 $100 12/31/19 12/31/21 $195 $200 $205 $210 $215 $220 $225 Commercial Consumer

Making Financial Lives Better via Community Banking

Community Banking focuses on the financial well-being of our mass market clients, providing products, employment opportunities, and capital to help them meet their financial goals

Essential Solutions

Providing the right products to help clients manage their financial lives

- ~1,200 Financial Centers with ~5,300 ATMs and ~8,000 associates in low- and moderate-income (LMI) neighborhoods
- Essential Solutions:
  - 3.2MM SafeBalance accounts
  - +465K Secured Card accounts
  - +100K Balance Assist loans
  - ~$15B saved through "Keep the Change" savings program
- 73% of Hispanic-Latino Households are active mobile users[1]
- In 2021, 23% of home purchase originations were to LMI clients

Financial Empowerment

Helping clients discover the route to financial health

- Hiring of more than 12K teammates through the Pathways[2] development and education program, with a commitment of 20K teammates by 2025
- Bank of America Community Homeownership Commitment® of $15B through 2025, with more than $8.1B in lending deployed since April 2019, assisting nearly 32,000 families, including distributing over $300MM in grants
- Consumers have accessed financial education on the Better Money Habits website 7.7MM times in 2021
- Announced (in January 2022) sweeping changes to non-sufficient funds and overdraft fees/policies

Access to Capital

Investing capital in underrepresented populations

- Provide access to more than $2B in capital via our Community Development Financial Institutions (CDFIs) portfolio, with over 250 partners across 50 states
- Directly funded or invested more than $450MM, including:
  - 21 direct equity investments in Minority Depository Institutions and CDFIs
  - $300MM to 100 equity funds providing capital to diverse entrepreneurs and small business owners
  - $25MM to 21 Historically Black Colleges and Universities, Hispanic-serving institutions, and community colleges in support of job-skilling and placement
- Deployed more than $50MM of our social bond commitment to help underserved minority business owners in the healthcare sector and have renewed the initiative for another year
- ~$2B annual spend on Supplier Diversity Program
- Expanded the $20MM Veterans Entrepreneur Lending Program with an additional $5MM loan to the PeopleFund to support veteran-owned small businesses

[1] As of September, 2021.
[2] Bank of America's Pathways program is an ongoing hiring and professional skills training commitment to drive economic mobility in LMI communities.

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4Q21 Financial Results

Summary Income Statement ($B, except per share data)	4Q21	3Q21	Inc / (Dec)		4Q20	Inc / (Dec)	
Total Revenue, net of interest expense	**$22.1**	$22.8	($0.7)	(3) %	$20.1	$2.0	10 %
Provision (benefit) for credit losses	**(0.5)**	(0.6)	0.1	(22)	0.1	(0.5)	N/M
Net charge-offs	***0.4***	*0.5*	*(0.1)*	*(22)*	*0.9*	*(0.5)*	*(59)*
Reserve build (release)[1]	***(0.9)***	*(1.1)*	*0.2*	*(22)*	*(0.8)*	*—*	*3*
Noninterest Expense	**14.7**	14.4	0.3	2	13.9	0.8	6
Pretax Income	**7.8**	9.0	(1.1)	(13)	6.1	1.7	28
Pretax, pre-provision income[2]	***7.3***	*8.3*	*(1.0)*	*(12)*	*6.2*	*1.2*	*19*
Income tax expense	**0.8**	1.3	(0.5)	(36)	0.6	0.2	24
Net income	**$7.0**	$7.7	($0.7)	(9)	$5.5	$1.5	28
Diluted earnings per share	**$0.82**	$0.85	($0.03)	(4)	$0.59	$0.23	39
Average diluted common shares (in millions)	**8,305**	8,493	(188)	(2)	8,785	(480)	(5)

Return Metrics and Efficiency Ratio	4Q21	3Q21	4Q20
Return on average assets	**0.88 %**	0.99 %	0.78 %
Return on average common shareholders' equity	**10.9**	11.4	8.4
Return on average tangible common shareholders' equity[2]	**15.2**	15.8	11.7
Efficiency ratio	**67**	63	69

Notes: Amounts may not total due to rounding. N/M stands for not meaningful.
[1] For more information on reserve build (release), see note A on slide 31.
[2] Represent non-GAAP financial measures. For more information on pretax, pre-provision income and a reconciliation to GAAP, see note B on slide 31. For important presentation information about these measures, see slide 34.

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4Q21 Highlights (Comparison to 4Q20, unless otherwise noted) • Net income of $7.0B; diluted earnings per share of $0.82 • Revenue, net of interest expense, of $22.1B increased $2.0B, or 10% – Net interest income (NII) of $11.4B ($11.5B FTE1) increased $1.2B, or 11%, driven by strong deposit growth and related investment of excess liquidity – Noninterest income of $10.7B increased $0.8B, or 8%, driven by record asset management fees and record investment banking revenue – Consumer and Small Business digital sales grew 46% • Provision for credit loss benefit of $489MM decreased by $542MM, driven by asset quality and macroeconomic improvements, partially offset by loan growth – Net charge-offs of $362MM improved from 4Q20 and 3Q21, and resulted in a historically low net charge-off ratio of 15 bps – Reserve release of $851MM • Noninterest expense of $14.7B increased $0.3B, or 2%, from 3Q21 – Generated operating leverage2 for the second consecutive quarter (400 bps in 4Q21) • Balance sheet expanded and remains strong – Deposits increased $100B from 3Q21 – Loans and leases grew $51B from. 3Q21 – CET1 ratio of 10.6% (9.5% minimum); average global liquidity sources3 increased to $1.2T – Repurchased $7.5B of common stock, including repurchases to offset shares awarded under equity-based compensation plans – Paid $1.7B in common dividends 8 Note: FTE stands for fully taxable-equivalent basis. 1 Represents a non-GAAP financial measure. For important presentation information about this measure, see slide 34. 2 Operating leverage is calculated as the year-over-year percentage change in revenue, net of interest expense, less the percentage change in noninterest expense. 3 See note C on slide 31 for definition of Global Liquidity Sources.

Balance Sheet, Liquidity and Capital

(EOP basis unless noted)

Balance Sheet Metrics	4Q21	3Q21	4Q20
Assets ($B)			
Total assets	**$3,170**	$3,085	$2,820
Total loans and leases	**979**	928	928
Total loans and leases in business segments[1]	**963**	911	907
Total debt securities	**983**	969	685
Funding & Liquidity ($B)			
Total deposits	**$2,064**	$1,965	$1,795
Long-term debt	**280**	279	263
Global Liquidity Sources (average)[2]	**1,158**	1,120	943
Equity ($B)			
Common shareholders' equity	**$245**	$249	$248
Common equity ratio	**7.7 %**	8.1 %	8.8 %
Tangible common shareholders' equity[3]	**$175**	$179	$178
Tangible common equity ratio[3]	**5.6 %**	5.9 %	6.5 %
Per Share Data			
Book value per common share	**$30.37**	$30.22	$28.72
Tangible book value per common share[3]	**21.68**	21.69	20.60
Common shares outstanding (in billions)	**8.08**	8.24	8.65

Basel 3 Capital ($B)[4]	4Q21	3Q21	4Q20
Common equity tier 1 capital (CET1)	**$172**	$174	$177
Standardized approach			
Risk-weighted assets	**$1,617**	$1,568	$1,480
CET1 ratio	**10.6 %**	11.1 %	11.9 %
Advanced approaches			
Risk-weighted assets	**$1,398**	$1,380	$1,371
CET1 ratio	**12.3 %**	12.6 %	12.9 %
Supplementary leverage (SLR)			
SLR as reported[5]	**5.5 %**	5.6 %	7.2 %
SLR (without temporary exclusions)			6.2

- CET1 ratio decreased 50 bps vs. 3Q21[4]
  - 4Q21 CET1 ratio (Standardized) of 10.6%
  - 4Q21 CET1 ratio (Advanced) of 12.3%
  - CET1 capital of $172B decreased $3B from 3Q21, driven by capital return activity, partially offset by net income
  - Standardized RWA of $1,617B increased $49B from 3Q21, driven by loan growth
- Book value per share improved 6% from 4Q20, to $30.37
- $1.2T in average Global Liquidity Sources,[2] up $215B, or 23%, from 4Q20

[1] Excludes loans and leases in All Other.
[2] See note C on slide 31 for definition of Global Liquidity Sources.
[3] Represent non-GAAP financial measures. For important presentation information, see slide 34.
[4] Regulatory capital ratios at December 31, 2021 are preliminary. The Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for Common Equity Tier 1 (CET1) is the Standardized approach for all reporting periods presented.
[5] Supplementary leverage exposure at December 31, 2020 excludes U.S. Treasury securities and deposits at Federal Reserve Banks.

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$913 $887 $889 $903 $929 305 291 282 281 282 187 188 194 200 205 346 330 325 325 339 74 77 88 97 103 Consumer Banking GWIM Global Banking Global Markets 4Q20 1Q21 2Q21 3Q21 4Q21 $0 $200 $400 $600 $800 $1,000 $1,200 18 17 15 14 13 4 4 4 4 3 $22 $21 $19 $18 $16 Residential mortgage Home equity 4Q20 1Q21 2Q21 3Q21 4Q21 $0 $10 $20 $30 $935 $908 $908 $921 $945 4Q20 1Q21 2Q21 3Q21 4Q21 $0 $200 $400 $600 $800 $1,000 $1,200 Average Loans and Leases1 QoQ Annualized2 +11% Note: Amounts may not total due to rounding. 1 Includes balances related to PPP (included in Commercial loans) of $6.4B split between Consumer $3.7B, GWIM $0.2B and Global Banking $2.4B for 4Q21; balances of $12.8B split between Consumer $8.1B, GWIM $0.5B and Global Banking $4.1B for 3Q21; balances of $19.8B split between Consumer $11.4B, GWIM $0.7B and Global Banking $7.7B for 2Q21; balances of $23.1B split between Consumer $13.9B, GWIM $0.7B and Global Banking $8.5B for 1Q21; and balances of $24.5B split between Consumer $14.5B, GWIM $0.8B and Global Banking $9.2B for 4Q20. 2 Annualized growth represents linked-quarter growth multiplied by four. Total Loans and Leases in All Other ($B) Loans and Leases in Business Segments ($B) Total Loans and Leases by Portfolio ($B) Total Loans and Leases ($B) $432 $418 $413 $419 $428 $502 $489 $494 $501 $517 Consumer loans Commercial loans 4Q20 1Q21 2Q21 3Q21 4Q21 $0 $200 $400 $600 10 Ex. PPP $910 $885 $888 $908 $939 QoQ Annualized2 +14% Ex. PPP $888 $864 $869 $890 $922

Consumer Banking ($B) GWIM ($B) Global Banking ($B) Total Corporation ($B) Average Deposits Bank of America Ranked #1 in U.S. Retail Deposit Market Share1 Note: Amounts may not total due to rounding. Total Corporation also includes Global Markets and All Other. 1 Estimated U.S. retail deposits based on June 30, 2021 FDIC deposit data. $306 $326 $333 $339 $361 285 304 309 314 332 20 23 24 26 29 Interest-bearing Noninterest-bearing 4Q20 1Q21 2Q21 3Q21 4Q21 $0 $100 $200 $300 $400 $1,737 $1,806 $1,889 $1,943 $2,017 1,091 1,130 1,160 1,178 1,211 646 675 729 764 806 Interest-bearing Noninterest-bearing 4Q20 1Q21 2Q21 3Q21 4Q21 $0 $500 $1,000 $1,500 $2,000 $2,500 $478 $487 $507 $534 $562 170 165 163 166 165 309 322 344 368 398 Interest-bearing Noninterest-bearing 4Q20 1Q21 2Q21 3Q21 4Q21 $0 $200 $400 $600 +16% +44% +11% +25% YoY +16% YoY +18% YoY +16% (3%) +29% +14% YoY +18% 11 +17% $885 $924 $979 $1,001 $1,027 389 405 425 435 445 213 224 231 232 238 283 295 323 333 344 Money market, Savings, CD/IRA Interest checking Noninterest-bearing 4Q20 1Q21 2Q21 3Q21 4Q21 $0 $250 $500 $750 $1,000 $1,250

Net Interest Income (FTE, $B)1 • Net interest income of $11.4B ($11.5B FTE1) – Increased $316MM from 3Q21, driven by higher loan balances, deposit growth and related investment of liquidity, and lower premium amortization expense, partially offset by lower PPP NII ▪ Premium amortization expense of $1.3B vs. $1.4B in 3Q21 ▪ PPP NII of $156MM vs. $309MM in 3Q21 • Net interest yield of 1.67% decreased 1 bp from 3Q21 – Excluding Global Markets, net interest yield of 1.92%1 • Interest rate sensitivity as of December 31, 20212 – +100 bps parallel shift in the interest rate yield curve is estimated to benefit net interest income by $6.5B over the next 12 months Net Interest Income Net Interest Yield (FTE)1 Notes: FTE stands for fully taxable-equivalent basis. GM stands for Global Markets. 1 Represent non-GAAP financial measures. Net interest yield adjusted to exclude Global Markets NII of $1.0B, $1.0B, $1.0B, $1.0B and $1.1B and average earning assets of $580.8B, $557.3B, $531.0B, $495.3B and $472.4B for 4Q21, 3Q21, 2Q21, 1Q21 and 4Q20, respectively. The Company believes the presentation of net interest yield excluding Global Markets provides investors with transparency of NII and net interest yield in core banking activities. For important presentation information, see slide 34. 2 NII asset sensitivity represents banking book positions. See note D on slide 31 for information on asset sensitivity assumptions. 1.71% 1.68% 1.61% 1.68% 1.67% 1.90% 1.90% 1.83% 1.93% 1.92% Reported net interest yield Net interest yield excl. GM 4Q20 1Q21 2Q21 3Q21 4Q21 1.00% 1.50% 2.00% 2.50% $10.4 $10.3 $10.3 $11.2 $11.5 $10.3 $10.2 $10.2 $11.1 $11.4 Net interest income (GAAP) FTE Adjustment 4Q20 1Q21 2Q21 3Q21 4Q21 $0.0 $5.0 $10.0 $15.0 12

Notes: Amounts may not total due to rounding. FTE stands for fully taxable-equivalent basis. 1 Represent non-GAAP financial measures. For important presentation information, see slide 34. Average Debt Securities and Cash Balances ($B) Average Deposits ($B) Average Loans ($B) Net Interest Income (FTE, $B)1 $1,186 $1,251 $1,294 $1,345 $1,410 $1,737 $2,017 0.11% 0.14% 0.32% 0.67% 0.61% 0.06% 0.05% Interest-bearing ($B) Noninterest-bearing ($B) Interest-bearing rate paid (%) 4Q15 4Q16 4Q17 4Q18 4Q19 4Q20 4Q21 $9.9 $10.5 $11.9 $12.7 $12.3 $10.4 $11.5 2.14% 2.23% 2.42% 2.52% 2.35% 1.71% 1.67% Net interest income ($B) FTE Reported net interest yield (%) 4Q15 4Q16 4Q17 4Q18 4Q19 4Q20 4Q21 $886 $908 $928 $935 $974 $935 $945 3.63% 3.71% 4.04% 4.58% 4.25% 3.26% 3.14% Average loans Average loan yield (%) 4Q15 4Q16 4Q17 4Q18 4Q19 4Q20 4Q21 13 $399 $431 $442 $441 $465 $653 $984 $178 $153 $157 $156 $150 $357 $286 2.48% 2.11% 2.48% 2.76% 2.48% 1.48% 1.45% Securities Cash Average securities yield (%) 4Q15 4Q16 4Q17 4Q18 4Q19 4Q20 4Q21 Net Interest Income, Net Interest Yield, Average Balances, and Rates Quarterly Average 1M LIBOR and 10YR UST Rates 10Yr UST 1M LIBOR 4Q15 4Q16 4Q17 4Q18 4Q19 4Q20 4Q21 2.18% 2.14% 2.37% 3.04% 1.79% 0.86% 1.53% 0.25% 0.60% 1.33% 2.35% 1.79% 0.15% 0.09%

$13.9 $15.5 $15.0 $14.4 $14.7 8.2 9.7 8.7 8.7 9.0 5.7 5.8 6.4 5.7 5.7 Compensation and benefits Other 4Q20 1Q21 2Q21 3Q21 4Q21 $0.0 $10.0 $20.0 69% 68% 70% 63% 67% 4Q20 1Q21 2Q21 3Q21 4Q21 50% 60% 70% 80% • Noninterest expense of $14.7B increased $0.3B from 3Q21, driven by higher revenue-related costs and seasonally higher marketing spend • 4Q21 expenses increased $0.8B vs. 4Q20, driven by higher revenue-related incentive compensation, partially offset by lower COVID-19 related costs • Absent unusual items and assuming various other factors, we expect full year noninterest expense for 2022 to approximate that of 20211 – 1Q22 expenses are expected to include seasonally elevated personnel costs of approximately $400MM Total Noninterest Expense ($B) Efficiency Ratio Expense and Efficiency Note: Amounts may not total due to rounding. 1 Represents a forward-looking statement. See slide 33 for uncertainties and risks related to forward-looking statements. 14

• Total net charge-offs of $362MM1 decreased $101MM from 3Q21 – Consumer net charge-offs of $312MM decreased $17MM, driven by lower Credit Card losses – Commercial net charge-offs of $50MM remained low • Historically low net charge-off ratio of 15 bps decreased 5 bps from 3Q21 • Provision for credit losses was a benefit of $489MM, reflecting asset quality and macroeconomic improvements, partially offset by loan growth; the quarter included a net reserve release of $0.9B – Commercial reserve release of $0.7B – Consumer reserve release of $0.2B • Allowance for loan and lease losses of $12.4B represented 1.28% of total loans and leases1 – Total allowance of $13.8B included $1.5B for unfunded commitments • Nonperforming loans (NPLs) decreased $147MM from 3Q21, driven by Commercial – 48% of Consumer NPLs are contractually current • Commercial reservable criticized utilized exposure of $22.4B decreased $1.8B from 3Q21, driven by decreases across a broad range of industries – Reservable criticized exposure has declined $16.3B, or 42%, since the end of 2020 Asset Quality 1 Excludes loans measured at fair value. Provision (Benefit) for Credit Losses ($MM) Net Charge-offs ($MM)1 $53 ($1,860) ($1,621) ($624) ($489) 4Q20 1Q21 2Q21 3Q21 4Q21 ($2,500) ($1,250) $0 $1,250 $2,500 $881 $823 $595 $463 $362 0.38% 0.37% 0.27% 0.20% 0.15% Net charge-offs Net charge-off ratio 4Q20 1Q21 2Q21 3Q21 4Q21 $0 $250 $500 $750 $1,000 $1,250 0.00% 0.25% 0.50% 0.75% 1.00% 15

Commercial Net Charge-offs ($MM) Consumer Net Charge-offs ($MM) Asset Quality – Consumer and Commercial Portfolios 1 Excludes loans measured at fair value. 2 Fully-insured loans are FHA-insured loans and other loans individually insured under long-term standby agreements. 3 C&I includes commercial and industrial, commercial real estate and commercial lease financing. $399 $130 $82 $134 $50 0.32% 0.11% 0.07% 0.11% 0.04% C&I Small business Commercial NCO ratio 4Q20 1Q21 2Q21 3Q21 4Q21 ($100) $0 $100 $200 $300 $400 $500 (0.10)% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% $482 $693 $513 $329 $312 0.44% 0.67% 0.50% 0.31% 0.29% Credit card Other Consumer NCO ratio 4Q20 1Q21 2Q21 3Q21 4Q21 $0 $250 $500 $750 $1,000 0.00% 0.50% 1.00% 1.50% Commercial Metrics ($MM) 4Q21 3Q21 4Q20 Provision ($638) ($705) $192 Reservable criticized utilized exposure 22,381 24,142 38,666 Nonperforming loans and leases 1,578 1,697 2,227 % of loans and leases1 0.29% 0.34% 0.45 % Allowance for loans and leases $5,354 $5,961 $8,731 % of loans and leases1 1.00% 1.20% 1.77 % Consumer Metrics ($MM) 4Q21 3Q21 4Q20 Provision $149 $81 ($139) Nonperforming loans and leases 2,989 3,017 2,725 % of loans and leases1 0.69% 0.71% 0.64 % Consumer 30+ days performing past due $3,105 $3,001 $4,498 Fully-insured2 887 930 1,090 Non fully-insured 2,218 2,071 3,408 Consumer 90+ days performing past due 1,132 1,106 1,698 Allowance for loans and leases 7,033 7,194 10,071 % of loans and leases1 1.62% 1.70% 2.35% # times annualized NCOs 5.68 x 5.52 x 5.25 x 16 3

Consumer Banking

Summary Income Statement ($MM)	4Q21	Inc / (Dec) 3Q21	Inc / (Dec) 4Q20
Total revenue, net of interest expense	**$8,912**	$74	$670
Provision (benefit) for credit losses	**32**	(215)	28
Net charge-offs	***411***	*(78)*	*(152)*
Reserve build (release)	***(379)***	*(137)*	*180*
Noninterest expense	**4,742**	184	(67)
Pretax income	**4,138**	105	709
Pretax, pre-provision income[1]	***4,170***	*(110)*	*737*
Income tax expense	**1,014**	26	174
Net income	**$3,124**	$79	$535

Key Indicators ($B)	4Q21	3Q21	4Q20
Average deposits	**$1,026.8**	$1,000.8	$885.2
Rate paid on deposits	**0.02 %**	0.02 %	0.04 %
Cost of deposits[2]	**1.11**	1.09	1.35
Average loans and leases	**$282.3**	$281.4	$305.1
Net charge-off ratio	**0.58 %**	0.69 %	0.73 %
Consumer investment assets[3]	**$368.8**	$353.3	$306.1
Active mobile banking users (MM)	**33.0**	32.5	30.8
% Consumer sales through digital channels	**49 %**	43 %	45 %
Number of financial centers	**4,173**	4,215	4,312
Combined credit /debit purchase volumes[4]	**$211.9**	$200.6	$173.7
Total consumer credit card risk-adjusted margin[4]	**10.85 %**	10.70 %	10.84 %
Return on average allocated capital	**32**	31	27
Allocated capital	**$38.5**	$38.5	$38.5
Efficiency ratio	**53 %**	52 %	58 %

- Net income of $3.1B increased significantly from 4Q20 as a result of improved revenue and lower expenses
- Revenue of $8.9B increased 8% from 4Q20, driven by higher NII and higher card income
- Provision expense of $32MM increased $28MM from 4Q20
- Noninterest expense of $4.7B decreased 1% from 4Q20, driven by lower COVID-19 related costs, partially offset by investments in the business
- Average deposits of more than $1T grew $142B, or 16%, from 4Q20
  - 56% of deposits in checking accounts; 93% primary accounts[5]
  - Average cost of deposits[2] of 1.11%
- Average loans and leases of $282B decreased $23B, or 7%, from 4Q20
  - Excluding PPP, average loans and leases grew $5B vs. 3Q21[6]
- Combined credit / debit card spend[4] of $212B increased 22% from 4Q20
  - Credit up 26%; debit up 19%
- Consumer investment assets[3] of $369B grew $63B, or 20%, from 4Q20, driven by market performance and client flows from new and existing clients
  - $23B of client flows since 4Q20
  - 3.3MM client accounts, up 8% YoY
- 9.3MM Total[7] clients enrolled in Preferred Rewards, up 11%, from 4Q20
  - 99% annualized retention rate

[1] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note B on slide 31. For important presentation information, see slide 34.
[2] Cost of deposits calculated as annualized noninterest expense as a percentage of total average deposits within the Deposits sub-segment.
[3] Consumer investment assets includes client brokerage assets, deposit sweep balances and assets under management in Consumer Banking.
[4] Includes consumer credit card portfolios in Consumer Banking and GWIM.
[5] Represents the percentage of consumer checking accounts that are estimated to be the customer's primary account based on multiple relationship factors (e.g., linked to their direct deposit).
[6] Average loans and leases was $282B and $281B for 4Q21 and 3Q21. Excluding average PPP loan balances of $4B and $8B, average loan balances were $279B and $273B for the same period. For important presentation information, see slide 34.
[7] Includes clients in Consumer, Small Business and Global Wealth and Investment Management.

17

Global Wealth & Investment Management

Summary Income Statement ($MM)	4Q21	Inc / (Dec) 3Q21	Inc / (Dec) 4Q20
Total revenue, net of interest expense	**$5,402**	$92	$725
Provision (benefit) for credit losses	**(56)**	2	(64)
Net charge-offs	**5**	*(2)*	*(4)*
Reserve build (release)	**(61)**	*4*	*(60)*
Noninterest expense	**3,834**	90	270
Pretax income	**1,624**	—	519
Pretax, pre-provision income[1]	***1,568***	*2*	*455*
Income tax expense	**398**	—	127
Net income	**$1,226**	$—	$392

Key Indicators ($B)	4Q21	3Q21	4Q20
Average deposits	**$360.9**	$339.4	$305.9
Rate paid on deposits	**0.03 %**	0.03 %	0.03 %
Average loans and leases	**$205.2**	$199.7	$187.2
Net charge-off ratio	**0.01 %**	0.01 %	0.02 %
AUM flows	**$21.6**	$14.8	$7.6
Pretax margin	**30 %**	31 %	24 %
Return on average allocated capital	**30**	30	22
Allocated capital	**$16.5**	$16.5	$15.0

- Net income of $1.2B increased 47% from 4Q20
  - Pretax margin of 30% in 4Q21
- Record revenue of $5.4B increased 16% compared to 4Q20, driven by higher asset management and brokerage fees, and the impact of strong loan and deposit growth
- Noninterest expense of $3.8B increased 8% vs. 4Q20, primarily driven by higher revenue-related incentives
- Record client balances of $3.8T increased 15% from 4Q20, driven by higher market valuations and record client flows
  - Strong AUM flows of $22B in 4Q21
- Average deposits of $361B increased $55B, or 18%, from 4Q20
- Average loans and leases of $205B increased $18B, or 10%, from 4Q20, driven by securities-based lending, custom lending and residential mortgage lending
  - 47th consecutive quarter of average loan and lease balance growth
- Added ~6,700 net new households in Merrill Lynch and ~500 net new relationships in Private Bank in 4Q21
- 79% of Merrill Lynch households digitally active across the enterprise, and a record 85% of Private Bank clients
  - In 4Q21, a record 74% of eligible checks were deposited through automated channels by Merrill Lynch clients and 74% by Private Bank clients

[1] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note B on slide 31. For important presentation information, see slide 34.

18

Global Banking

Summary Income Statement ($MM)	4Q21	Inc / (Dec) 3Q21	Inc / (Dec) 4Q20
Total revenue, net of interest expense[1]	**$5,907**	$662	$1,128
Provision (benefit) for credit losses	**(463)**	318	(511)
Net charge-offs	**(28)**	(36)	(342)
Reserve build (release)	**(435)**	354	(169)
Noninterest expense	**2,717**	183	284
Pretax income	**3,653**	161	1,355
Pretax, pre-provision income[2]	**3,190**	479	844
Income tax expense	**986**	43	365
Net income	**$2,667**	$118	$990

Selected Revenue Items ($MM)	4Q21	3Q21	4Q20
Total Corporation IB fees (excl. self-led)[1]	**$2,351**	$2,168	$1,864
Global Banking IB fees[1]	**1,465**	1,297	1,098
Business Lending revenue	**2,242**	1,865	1,876
Global Transaction Services revenue	**1,993**	1,867	1,620

Key Indicators ($B)	4Q21	3Q21	4Q20
Average deposits	**$562.4**	$534.2	$478.3
Average loans and leases	**338.6**	324.7	346.3
Net charge-off ratio	**(0.03) %**	0.01 %	0.37 %
Return on average allocated capital	**25**	24	16
Allocated capital	**$42.5**	$42.5	$42.5
Efficiency ratio	**46 %**	48 %	51 %

- Net income of $2.7B increased $1.0B from 4Q20, driven by higher revenue and lower credit costs, partially offset by higher noninterest expense
- Revenue of $5.9B increased $1.1B vs. 4Q20, reflecting record investment banking fees, higher leasing-related revenue, and strong deposit growth, which benefited NII
- Total Corporation investment banking fees of $2.4B (excl. self-led) increased $0.5B, or 26%, from 4Q20
  - Record quarter for firm-wide fees post-merger (previous best 1Q21)
  - Record M&A fees (previous best 3Q21)
- Provision for credit losses improved $0.5B to a benefit of $0.5B, reflecting asset quality and macroeconomic improvements, partially offset by loan growth
- Noninterest expense of $2.7B increased 12% from 4Q20, largely driven by higher revenue-related costs and continued investments in the franchise
- Average deposits of $562B increased $84B, or 18%, from 4Q20, reflecting client liquidity and valued relationships
- Average loans and leases of $339B decreased 2% from 4Q20, driven by paydowns, but increased $14B, or 4%, vs. 3Q21

[1] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities and sales and trading activities.
[2] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note B on slide 31. For important presentation information about this measure, see slide 34.

19

Global Markets[1]

Summary Income Statement ($MM)	4Q21	Inc / (Dec) 3Q21	4Q20
Total revenue, net of interest expense[2]	**$3,818**	($701)	($89)
Net DVA	**2**	*22*	*58*
Total revenue (excl. net DVA)[2,3]	**3,816**	*(723)*	*(147)*
Provision (benefit) for credit losses	**32**	16	14
Net charge-offs	***10***	*10*	*(14)*
Reserve build (release)	***22***	*6*	*28*
Noninterest expense	**2,882**	(370)	62
Pretax income	**904**	(347)	(165)
Pretax, pre-provision income[4]	**936**	*(331)*	*(151)*
Income tax expense	**235**	(90)	(43)
Net income	**$669**	($257)	($122)
Net income (excl. net DVA)[3]	***$667***	***($274)***	***($167)***

Selected Revenue Items ($MM)[2]	4Q21	3Q21	4Q20
Sales and trading revenue	**$2,936**	$3,614	$3,007
Sales and trading revenue (excl. net DVA)[3]	**2,934**	3,634	3,063
FICC (excl. net DVA)[3]	**1,569**	2,025	1,742
Equities (excl. net DVA)[3]	**1,365**	1,609	1,321
Global Markets IB fees	**832**	844	712

Key Indicators ($B)	4Q21	3Q21	4Q20
Average total assets	**$817.0**	$804.9	$683.1
Average trading-related assets	**564.3**	563.7	476.6
Average 99% VaR ($MM)[6]	**63**	78	81
Average loans and leases	**102.6**	97.1	74.1
Return on average allocated capital	**7 %**	10 %	9 %
Allocated capital	**$38.0**	$38.0	$36.0
Efficiency ratio	**75 %**	72 %	72 %

- Net income of $0.7B decreased $122MM from 4Q20
  - Excluding net DVA, net income of $0.7B decreased 20%[3]
- Revenue of $3.8B decreased 2% from 4Q20; excluding net DVA, revenue decreased 4%[3]
- Reported sales and trading revenue of $2.9B, decreased 2%
  - FICC revenue decreased to $1.6B, driven by a weaker credit trading environment
  - Equities revenue increased to $1.4B, driven by growth in client financing activities
- Excluding net DVA, sales and trading revenue of $2.9B decreased 4% from 4Q20[3]
  - FICC revenue of $1.6B decreased 10%[3]
  - Equities revenue of $1.4B increased 3%[3]
- Noninterest expense of $2.9B increased 2% vs. 4Q20, driven by higher revenue-related expenses, partially offset by the realignment of a liquidating business activity from Global Markets to All Other[5]
- Average VaR of $63MM in 4Q21[6]

[1] The explanations for current period-over-period changes for Global Markets are the same for amounts including and excluding net DVA.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Represents a non-GAAP financial measure. Reported FICC sales and trading revenue was $1.6B, $2.0B and $1.7B for 4Q21, 3Q21 and 4Q20, respectively. Reported Equities sales and trading revenue was $1.4B, $1.6B and $1.3B for 4Q21, 3Q21 and 4Q20, respectively. See note E on slide 31 and slide 34 for important presentation information.
[4] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note B on slide 31. For important presentation information, see slide 34.
[5] For more information on the liquidating business realignment, see note F on slide 31.
[6] See note G on slide 31 for the definition of VaR.

20

All Other[1]

Summary Income Statement ($MM)	4Q21	Inc/(Dec) 3Q21	4Q20
Total revenue, net of interest expense	**($1,874)**	($829)	($481)
Provision (benefit) for credit losses	**(34)**	14	(9)
Net charge-offs	***(36)***	*5*	*(7)*
Reserve build (release)	***2***	*9*	*(2)*
Noninterest expense	**556**	204	255
Pretax income	**(2,396)**	(1,047)	(727)
Pretax, pre-provision income[2]	***(2,430)***	*(1,033)*	*(736)*
Income tax (benefit)	**(1,723)**	(429)	(475)
Net income (loss)	**($673)**	($618)	($252)

- Net loss of $673MM, compared to net loss of $421MM in 4Q20
- Revenue declined $481MM, reflecting higher partnership losses for Environmental, Social and Governance (ESG) investments (offset in All Other tax expense)
- Noninterest expense increased $255MM to $556MM, driven primarily by the realignment of a liquidating business activity from Global Markets to All Other,[3] partially offset by decreases in other expenses
- For the full year, the total corporate effective tax rate (ETR) was 5.9%; excluding the 2Q21 positive tax adjustment related to the revaluation of U.K. net deferred tax assets (triggered by a change in U.K. tax law), and other discrete items, the ETR would have been 13.6%; further adjusting for ESG tax credits, the ETR would have been approximately 25%

[1] All Other primarily consists of asset and liability management (ALM) activities, liquidating businesses and certain expenses not otherwise allocated to a business segment. ALM activities encompass interest rate and foreign currency risk management activities for which substantially all of the results are allocated to our business segments.
[2] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note B on slide 31. For important presentation information, see slide 34.
[3] For more information on the liquidating business realignment, see note F on slide 31.

21

Supplemental Business Segment Trends

Total Expense ($B) and Efficiency Business Leadership1 • No. 1 in customer satisfaction for U.S. Online(A) Banking among National Banks by J.D. Power(B) • No. 1 in customer satisfaction for U.S. Mobile Banking Apps among National Banks by J.D. Power(B) • No. 1 in customer satisfaction for U.S. Retail Banking Advice by J.D. Power(C) • No. 1 in estimated U.S. Retail Deposits(D) • No. 1 Online Banking and Mobile Banking Functionality(E) • Highest mix (%) of prime (680+ Vantage 3.0) Auto originations amongst national banks(F) • No. 1 Mortgage and Home Equity Lending Digital Experience(G) • Best Consumer Digital Bank in the U.S.(H) Total Revenue ($B) Average Deposits ($B) Consumer Investment Assets3 ($B) and Accounts (MM) Average Loans and Leases ($B)2 Consumer Banking Trends Note: Amounts may not total due to rounding. 1 See slide 32 for business leadership sources. 2 Average loans and leases includes PPP balances of $4B in 4Q21, $8B in 3Q21, $11B in 2Q21, $14B in 1Q21, and $14B in 4Q20. 3 End of period. Consumer investment assets includes client brokerage assets, deposit sweep balances and AUM in Consumer Banking. $8.2 $8.1 $8.2 $8.8 $8.9 6.0 5.9 6.0 6.5 6.5 2.3 2.1 2.2 2.3 2.4 Net interest income Noninterest income 4Q20 1Q21 2Q21 3Q21 4Q21 $0.0 $2.5 $5.0 $7.5 $10.0 $4.8 $5.1 $4.9 $4.6 $4.7 58% 64% 59% 52% 53% Noninterest expense Efficiency ratio 4Q20 1Q21 2Q21 3Q21 4Q21 $0.0 $2.0 $4.0 $6.0 40% 50% 60% 70% 80% $885 $924 $979 $1,001$1,027 492 515 550 562 578 393 409 429 439 449 Checking Other 4Q20 1Q21 2Q21 3Q21 4Q21 $0 $200 $400 $600 $800 $1,000 $1,200 $305 $291 $282 $281 $282 121 114 110 111 113 76 72 71 73 76 47 47 47 48 49 28 26 25 24 23 33 32 30 27 22 Residential mortgage Consumer credit card Vehicle lending Home equity Small business / other 4Q20 1Q21 2Q21 3Q21 4Q21 $0 $100 $200 $300 $400 23 $306 $324 $346 $353 $369 3.0 3.1 3.2 3.2 3.3 Assets Accounts 4Q20 1Q21 2Q21 3Q21 4Q21 $0 $100 $200 $300 $400 2.0 3.0 4.0

Deposit Transactions by Channel Digital SalesDigital Users1 and Households2 Digital Channel Usage3,4 78% 79% 86% 86% 22% 21% 14% 14% Digital / ATM Financial center 4Q18 4Q19 4Q20 4Q21 0% 25% 50% 75% 100% 882 977 998 1,461 31% 32% 45% 49% Digital unit sales (K) Digital as a % of total sales 4Q18 4Q19 4Q20 4Q21 0 250 500 750 1,000 1,250 1,500 1,750 0% 20% 40% 60% 80% 100% 1,949 2,094 2,355 2,740 490 547 636 764 Digital channel usage (MM) Digital appointments (K) 4Q18 4Q19 4Q20 4Q21 1,000 1,500 2,000 2,500 3,000 250 500 750 1,000 36 38 39 41 47 50 52 54 63% 67% 69% 70% Active users (MM) Verified users (MM) Household adoption % 4Q18 4Q19 4Q20 4Q21 20 30 40 50 60 50% 60% 70% 80% 90% 100% Client Engagement Person-to-Person Payments (Zelle)5 Digital Volumes 52 95 157 218 $14 $24 $43 $65 Transactions (MM) Volume ($B) 4Q18 4Q19 4Q20 4Q21 0 50 100 150 200 250 $0 $25 $50 $75 54MM Verified Digital Users in 4Q21, with 41MM Active Note: Amounts may not total due to rounding. 1 Digital active users represents mobile and/or online 90-day active users; verified users represent those with a digital identification and password. 2 Household adoption represents households with consumer bank login activities in a 90-day period. 3 Digital channel usage represents the total number of desktop and mobile banking sessions. 4 Digital appointments represent the number of client-scheduled appointments made via online, smartphone or tablet. 5 Includes Bank of America person-to-person payments sent and received through e-mail or mobile identification. Zelle users represent 90-day active users. Total Erica Users and Interactions (MM) 4.8 10.3 17.2 24.6 22.2 35.4 Erica users Erica interactions 4Q18 4Q19 4Q20 4Q21 0.0 5.0 10.0 15.0 20.0 25.0 30.0 0.0 50.0 100.0 150.0 6.7 9.7 12.9 15.8 users (MM) 24 Digital Adoption 11.9 122.9

Average Deposits ($B) Global Wealth & Investment Management Trends Business Leadership1 • No. 1 in Barron’s Top 1,200 Financial Advisors and Top 100 Women Advisors (2021) • No. 1 in Forbes’ Top Next Generation Advisors and Best-in-State Wealth Advisors (2021) • Barron’s Industry Awards for Digital Innovation – Digital Wealth Overview (2021) • Wealth Tech Award – Best Use of Technology (North America) and Best Use of Technology for client acquisition (North America)(I) • Best Technology for The Client Engagement Workstation and Redefining Wealth Planning(J) • No. 1 in personal trust AUM(K) • Best Private Bank for Customer Service (U.S.)(L) • Best Private Bank for Philanthropic Services (Global) and Most Innovative Private Bank (North America)(M) • Best Private Bank in North America(N) Note: Amounts may not total due to rounding. 1 See slide 32 for business leadership sources. 2 Average loans and leases includes PPP balances of $0.2B in 4Q21, $0.5B in 3Q21, $0.7B in 2Q21, $0.7B in 1Q21, and $0.8B in 4Q20. 3 End of period. Loans and leases include margin receivables which are classified in customer and other receivables on the Consolidated Balance Sheet. 4 Managed deposits in investment accounts of $56B, $49B, $47B, $49B and $52B for 4Q21, 3Q21, 2Q21, 1Q21 and 4Q20, respectively, are included in both AUM and Deposits. Total client balances only include these balances once. Average Loans and Leases ($B)2 Total Revenue ($B) Client Balances ($B)3,4 $4.7 $5.0 $5.1 $5.3 $5.4 1.3 1.3 1.4 1.5 1.5 2.8 3.0 3.1 3.2 3.2 0.6 0.7 0.6 0.6 0.6 Net interest income Asset management fees Brokerage / Other 4Q20 1Q21 2Q21 3Q21 4Q21 $0.0 $2.0 $4.0 $6.0 1,408 1,467 1,549 1,579 1,639 1,480 1,535 1,619 1,612 1,655 322 333 331 346 390 191 193 201 205 212$3,350 $3,480 $3,653 $3,693 $3,840 AUM Brokerage / Other Deposits Loans and leases 4Q20 1Q21 2Q21 3Q21 4Q21 $0 $1,000 $2,000 $3,000 $4,000 $187 $188 $194 $200 $205 92 91 92 94 96 43 45 47 50 53 50 50 52 53 54 Consumer real estate Securities-based lending Custom lending Credit card 4Q20 1Q21 2Q21 3Q21 4Q21 $0 $50 $100 $150 $200 $250 $306 $326 $333 $339 $361 4Q20 1Q21 2Q21 3Q21 4Q21 $0 $100 $200 $300 $400 25

Global Wealth & Investment Management Digital Update[1]

Advisor-led Client Interactions, Powered by Digital

Digital Adoption

GWIM[2] 79%, Online Mobile

up from 77%

79% of Merrill Lynch[3] households digitally active across the enterprise, up from 77% in 4Q20

Record 85% of Private Bank[4] relationships digitally active across the enterprise, up from 82% in 4Q20

Client Engagement

Merrill Lynch

1.5MM

Client advisor secure messages

89K digital meetings[5] hosted by advisors, includes Webex and Zoom

Private Bank

112K

Secure messages YTD

Client advisor messages up 102% YoY vs. 55K for all of 2020

Digital Volume

75%

Households enrolled in eDelivery

230K forms signed digitally in 4Q21

405K secure texts exchanged, up 28% YoY

1.0MM

Proactive client insights

100% associate adoption of Erica-based AI workstation

3.3MM

4Q21 digital logins up 6% YoY

Mobile accounts for 53% of all logins

+418%

Growth YoY in Erica interactions

Zelle transactions up 45% YoY

Digital wallet transactions up 60% YoY

[1] Except where otherwise noted, reflects figures for 4Q21.

[2] GWIM Digital Adoption is Merrill Digital Households, plus Digital Private Bank Relationships out of total Merrill Primary Households, plus Private Bank Core Relationships as of November, 2021 vs. November, 2020.

[3] Merrill Lynch households represent those households $250K+ as of December, 2021.

[4] Private Banking core relationships reflect relationships $3MM+ and excludes: Irrevocable Trust-only relationships; Institutional Philanthropic relationships; Exiting relationships as of November, 2021.

[5] Represents Merrill Lynch digital meetings from September, October and November, 2021.

26

Global Banking Trends Note: Amounts may not total due to rounding. 1 See slide 32 for business leadership sources. 2 Average loans and leases includes PPP balances of $2B in 4Q21, $4B in 3Q21, $8B in 2Q21, $9B in 1Q21 and $9B in 4Q20. 3 Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities. 4 Self-led deals of $28MM, $56MM, $97MM, $42MM and $44MM for 4Q21, 3Q21, 2Q21, 1Q21 and 4Q20, respectively are embedded within Debt, Equity, and Advisory. Total Corporation IB fees excludes self-led deals. 5 Advisory includes fees on debt and equity advisory and mergers and acquisitions. Average Deposits ($B)Business Leadership1 • Outstanding Financial Innovator – 2021 Global(M) • North America’s Best Bank for Small to Medium-sized Enterprises(O) • Best Global Bank for Cash Management and Payments & Collections(P) • Best Mobile Cash Management Software - For CashPro App(Q) • World’s Best Bank for Payments and Treasury and North America’s Best Bank for Transaction Services(O) • Best Transaction Bank in North America, Best Supply Chain Finance Bank(R) • 2020 Quality, Share and Excellence Awards for U.S. Large Corporate Banking and Cash Management(S) • Outstanding Global Leader in Social Bonds, Outstanding Leader in Social Bonds and Sustainable Loans for North America(M) • Relationships with 74% of the Global Fortune 500; 95% of the U.S. Fortune 1,000 (2021) Average Loans and Leases ($B)2 Total Revenue ($B)3 Total Corporation IB Fees ($MM)4 $4.8 $4.6 $5.1 $5.2 $5.9 2.0 2.0 2.0 2.2 2.4 1.1 1.2 1.2 1.3 1.5 0.9 0.8 0.9 0.9 0.90.8 0.6 1.0 0.9 1.2 Net interest income IB fees Service charges All other income 4Q20 1Q21 2Q21 3Q21 4Q21 $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 718 988 1,110 933 984 641 900 702 637 545 549 400 407 654 850 $1,864 $2,246 $2,122 $2,168 $2,351 Debt Equity Advisory 4Q20 1Q21 2Q21 3Q21 4Q21 $0 $500 $1,000 $1,500 $2,000 $2,500 165 160 157 160 167 159 148 148 148 156 13 13 13 13 13 $346 $330 $325 $325 $339 Commercial Corporate Business Banking 4Q20 1Q21 2Q21 3Q21 4Q21 $0 $100 $200 $300 $400 5 $478 $487 $507 $534 $562 Noninterest-bearing Interest bearing 4Q20 1Q21 2Q21 3Q21 4Q21 $0 $100 $200 $300 $400 $500 $600 27 65% 66% 68% 69% 71% 35% 34% 32% 31% 29%

Global Banking Digital Update

Creating an innovative digital experience for our clients

Digital Adoption

75%

Online Mobile Connect API

Digitally Active Clients
across commercial, corporate, and business banking clients (CashPro® & BA360 platforms)

↑ 2% YoY[1]

Client Engagement

↑ 55%

Sign-ins on the CashPro® App

Rolling 12 months[2]

~61MM

Proactive Alerts and Insights from CashPro®

↑ 17%, rolling 12 months[2]

↑ 33%

Global Digital Disbursements
Payments to Digital Wallets, YTD YoY[1]

YTD 85%[1] of volume sent via Zelle®

~28MM

Intelligent Receivables

Incoming receivables digitally matched in last 12 months[1]

Digital Volume

$384B

Payment Approvals on the CashPro® App

↑ 119% in volume, rolling 12 months[2]

↑ 35%

Digital Wallet Enrollment for Commercial Cards

YoY (North America)[1]

[1] As of November, 2021.
[2] As of December, 2021.

28

Global Markets Trends and Revenue Mix Note: Amounts may not total due to rounding. 1 See slide 32 for business leadership sources. 2 Represents a non-GAAP financial measure. Reported Global Markets revenue was $19.3B for 2021. Reported sales and trading revenue was $15.2B, $15.0B, $12.7B and $13.2B for 2021, 2020, 2019 and 2018, respectively. Reported FICC sales and trading revenue was $8.8B, $9.6B, $8.2B and $8.3B for 2021, 2020, 2019 and 2018, respectively. Reported Equities sales and trading revenue was $6.4B, $5.4B, $4.5B and $4.9B for 2021, 2020, 2019 and 2018, respectively. See note E on slide 31 and slide 34 for important presentation information. 3 Macro includes currencies, interest rates and commodities products. 4 See note G on slide 31 for definition of VaR. 2021 Global Markets Revenue Mix (excl. net DVA)2 Business Leadership1 • Global Derivatives House of the Year(T) • Clearing House of the Year(T) • Overall Leader for North America in Sustainable Finance(M) • No. 2 Global Research Firm(U) • No. 2 Global Fixed Income Research Team(V) • No. 1 Municipal Bonds Underwriter(W) 2021 Total FICC S&T Revenue Mix (excl. net DVA)2 Total Sales and Trading Revenue (excl. net DVA) ($B)2 Average Trading-Related Assets ($B) and VaR ($MM)4 $13.3 $12.9 $15.2 $15.2 8.4 8.4 9.7 8.8 4.9 4.5 5.4 6.4 FICC Equities 2018 2019 2020 2021 $0.0 $2.5 $5.0 $7.5 $10.0 $12.5 $15.0 $17.5 $465 $490 $483 $549 $34 $35 $80 $73 Avg. trading-related assets Avg. VaR 2018 2019 2020 2021 $0 $100 $200 $300 $400 $500 $600 $0 $25 $50 $75 $100 $125 64% 36% U.S. / Canada International 48% 52% Credit / Other Macro3 29

Additional Presentation Information

Notes

[A] Reserve Build (or Release) is calculated by subtracting net charge-offs for the period from the provision for credit losses recognized in that period. The period-end allowance, or reserve, for credit losses reflects the beginning of the period allowance adjusted for net charge-offs recorded in that period plus the provision for credit losses recognized in that period.

[B] Pretax, pre-provision income (PTPI) at the consolidated level is a non-GAAP financial measure calculated by adjusting consolidated pretax income to add back provision for credit losses. Similarly, PTPI at the segment level is a non-GAAP financial measure calculated by adjusting the segments' pretax income to add back provision for credit losses. Management believes that PTPI (both at the consolidated and segment level) is a useful financial measure as it enables an assessment of the Company's ability to generate earnings to cover credit losses through a credit cycle as well as provides an additional basis for comparing the Company's results of operations between periods by isolating the impact of provision for credit losses, which can vary significantly between periods. See reconciliation below.

	4Q21			3Q21			4Q20		
$ Millions	**Pretax Income (GAAP)**	**Provision for Credit Losses (GAAP)**	**Pretax, Pre-provision Income**	**Pretax Income (GAAP)**	**Provision for Credit Losses (GAAP)**	**Pretax, Pre-provision Income**	**Pretax Income (GAAP)**	**Provision for Credit Losses (GAAP)**	**Pretax, Pre-provision Income**
Consumer Banking	$ 4,138	$ 32	$ 4,170	$ 4,033	$ 247	$ 4,280	$ 3,429	$ 4	$ 3,433
Global Wealth & Investment Management	1,624	(56)	1,568	1,624	(58)	1,566	1,105	8	1,113
Global Banking	3,653	(463)	3,190	3,492	(781)	2,711	2,298	48	2,346
Global Markets	904	32	936	1,251	16	1,267	1,069	18	1,087
All Other	(2,396)	(34)	(2,430)	(1,349)	(48)	(1,397)	(1,669)	(25)	(1,694)
Total Corporation	$ 7,818	$ (489)	$ 7,329	$ 8,950	$ (624)	$ 8,326	$ 6,119	$ 53	$ 6,172

[C] Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, inclusive of U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and other investment-grade securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions.

[D] Interest rate sensitivity as of December 31, 2021, reflects the pretax impact to forecasted net interest income over the next 12 months from December 31, 2021 resulting from an instantaneous parallel shock to the market-based forward curve. The sensitivity analysis assumes that we take no action in response to this rate shock and does not assume any change in other macroeconomic variables normally correlated with changes in interest rates. As part of our asset and liability management activities, we use securities, certain residential mortgages, and interest rate and foreign exchange derivatives in managing interest rate sensitivity. The behavior of our deposits portfolio in the forecast is a key assumption in our projected estimate of net interest income.

The sensitivity analysis assumes no change in deposit portfolio size or mix from our baseline forecast to the alternate rate environment. In higher rate scenarios, any customer activity resulting in the replacement of low-cost or noninterest-bearing deposits with higher yielding deposits or market-based funding would reduce our benefit in those scenarios.

[E] Revenue for all periods included net debit valuation adjustments (DVA) on derivatives, as well as amortization of own credit portion of purchase discount and realized DVA on structured liabilities. Net DVA gains (losses) were $2MM, ($20MM) and ($56MM) for 4Q21, 3Q21 and 4Q20, respectively, and ($54MM), ($133MM), ($222MM) and ($162MM) for 2021, 2020, 2019 and 2018, respectively. Net DVA gains (losses) included in FICC revenue were $4MM, ($16MM) and ($52MM) for 4Q21, 3Q21 and 4Q20, respectively, and ($49MM), ($130MM), ($208MM) and ($142MM) for 2021, 2020, 2019 and 2018, respectively. Net DVA (losses) included in Equities revenue were ($2MM), ($4MM) and ($4MM) for 4Q21, 3Q21 and 4Q20, respectively, and ($5MM), ($3MM), ($14MM) and ($20MM) for 2021, 2020, 2019 and 2018, respectively.

[F] Effective October 1, 2021, a business activity previously included in the Global Markets segment is being reported as a liquidating business in All Other, consistent with a realignment in performance reporting to senior management. The activity was not material to Global Market's results of operations and historical results have not been restated.

[G] VaR model uses historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Using a 95% confidence level, average VaR was $26MM, $28MM and $23MM for 4Q21, 3Q21 and 4Q20, respectively, and $28MM, $23MM, $20MM and $19MM for 2021, 2020, 2019 and 2018, respectively.

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Business Leadership Sources (A) Tied in the national segment of the J.D. Power 2021 U.S. Online Banking Satisfaction Study. (B) J.D. Power’s 2021 U.S. Banking Mobile App Satisfaction, U.S. Online Banking Satisfaction studies measure overall satisfaction with banking digital channels based on four factors: navigation; speed; visual appeal; and information/content. The studies are based on responses from 9,926 retail bank customers nationwide and were fielded in March-April 2021. For J.D. Power award information, visit jdpower.com/awards. (C) J.D. Power 2021 U.S. Retail Banking Advice Satisfaction Study. (D) Estimated U.S. retail deposits based on June 30, 2021 FDIC deposit data. (E) Javelin 2021 Online and Mobile Banking Scorecards. (F) Experian AutoCount; Franchised Dealers; Largest percentage of 680+ Vantage 3.0 loan originations among key competitors as of October 2021. (G) Keynova 2021 Mortgage-Home Equity Scorecard. (H) Global Finance, August 2021 (I) Professional Wealth Management, a Financial Times publication, 2021. (J) WealthManagement.com, 2021. (K) Industry 3Q21 FDIC call reports. (L) PWM, a Financial Times publication, 2021. (M) Global Finance, 2021. (N) The Digital Banker, 2021. (O) Euromoney, 2021. (P) Global Finance Treasury & Cash Management Awards, 2021. (Q) Global Finance Treasury & Cash Management Awards, 2022. (R) Transaction Banking Awards, The Banker, 2021. (S) Greenwich, 2021. (T) GlobalCapital, 2021. (U) Institutional Investor, 2020. (V) Institutional Investor, 2021. (W) Refinitiv, 2021. 32

Forward-Looking Statements Bank of America Corporation (the “Company”) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Company’s current expectations, plans or forecasts of its future results, revenues, provision for credit losses, expenses, efficiency ratio, capital measures, strategy, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Company’s 2020 Annual Report on Form 10-K and in any of the Company’s subsequent Securities and Exchange Commission filings: the Company’s potential judgments, damages, penalties, fines and reputational damage resulting from pending or future litigation and regulatory investigations, proceedings and enforcement actions, including as a result of our participation in and execution of government programs related to the Coronavirus Disease 2019 (COVID-19) pandemic; the possibility that the Company's future liabilities may be in excess of its recorded liability and estimated range of possible loss for litigation, and regulatory and government actions; the possibility that the Company could face increased claims from one or more parties involved in mortgage securitizations; the Company’s ability to resolve representations and warranties repurchase and related claims; the risks related to the discontinuation of the London Interbank Offered Rate and other reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company’s exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, inflation, currency exchange rates, economic conditions, trade policies and tensions, including tariffs, and potential geopolitical instability; the impact of the interest rate and inflationary environment on the Company’s business, financial condition and results of operations; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties, including the impact of supply chain disruptions, inflationary pressures and labor shortages on the economic recovery and our business; the Company’s concentration of credit risk; the Company's ability to achieve its expense targets and expectations regarding revenue, net interest income, provision for credit losses, net charge-offs, effective tax rate, loan growth or other projections; adverse changes to the Company’s credit ratings from the major credit rating agencies; an inability to access capital markets or maintain deposits or borrowing costs; estimates of the fair value and other accounting values, subject to impairment assessments, of certain of the Company’s assets and liabilities; the estimated or actual impact of changes in accounting standards or assumptions in applying those standards; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the impact of adverse changes to total loss-absorbing capacity requirements, stress capital buffer requirements and/or global systemically important bank surcharges; the potential impact of actions of the Board of Governors of the Federal Reserve System on the Company’s capital plans; the effect of changes in or interpretations of income tax laws and regulations; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation assessments, the Volcker Rule, fiduciary standards, derivatives regulations and the Coronavirus Aid, Relief, and Economic Security Act and any similar or related rules and regulations; a failure or disruption in or breach of the Company’s operational or security systems or infrastructure, or those of third parties, including as a result of cyber-attacks or campaigns; the impact on the Company’s business, financial condition and results of operations from the United Kingdom's exit from the European Union; the impact of climate change; the ability to achieve environmental, social and governance goals and commitments; the impact of any future federal government shutdown and uncertainty regarding the federal government’s debt limit or changes in fiscal, monetary or regulatory policy; the emergence of widespread health emergencies or pandemics, including the magnitude and duration of the COVID-19 pandemic and its impact on the U.S. and/or global, financial market conditions and our business, results of operations, financial condition and prospects; the impact of natural disasters, extreme weather events, military conflict, terrorism or other geopolitical events; and other matters. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.   33

• The information contained herein is preliminary and based on Company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. • The Company may present certain metrics and ratios, including year-over-year comparisons of revenue, noninterest expense and pretax income, excluding certain items (e.g., DVA) that are in non-GAAP financial measures. The Company believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. For more information about the non-GAAP financial measures contained herein, please see the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations in the earnings press release for the quarter ended December 31, 2021, and other earnings-related information available through the Bank of America Investor Relations website at: https://investor.bankofamerica.com/quarterly-earnings. • The Corporation presents certain key financial and nonfinancial performance indicators that management uses when assessing consolidated and/or segment results. The Corporation believes this information is useful because it provides management with information about underlying operational performance and trends. KPIs are presented in 2021 Financial Highlights on slide 2, 4Q21 Financial Results on slide 7 and on the Summary Income Statement for each segment. • The Company views net interest income and related ratios and analyses on a fully taxable-equivalent (FTE) basis, which when presented on a consolidated basis are non-GAAP financial measures. The Company believes managing the business with net interest income on an FTE basis provides investors with meaningful information on the interest margin for comparative purposes. The Company believes that the presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. The FTE adjustment was $105MM, $101MM, $110MM, $111MM, $113MM, $145MM, $155M, $251MM, $234MM, and $225MM for 4Q21, 3Q21, 2Q21, 1Q21, 4Q20, 4Q19, 4Q18, 4Q17, 4Q16 and 4Q15, respectively. • The Company allocates capital to its business segments using a methodology that considers the effect of regulatory capital requirements in addition to internal risk-based capital models. The Company's internal risk-based capital models use a risk-adjusted methodology incorporating each segment's credit, market, interest rate, business and operational risk components. Allocated capital is reviewed periodically and refinements are made based on multiple considerations that include, but are not limited to, risk-weighted assets measured under Basel 3 Standardized and Advanced approaches, business segment exposures and risk profile, and strategic plans. As a result of this process, in the first quarter of 2021, the Company adjusted the amount of capital being allocated to its business segments. Important Presentation Information 34